Exhibit 10.11

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED  FROM THIS EXHIBIT BECAUSE THE EXCLUDED  INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

CO-OWNERSHIP AGREEMENT

Ref UPMC: X10100- C15/2012

Ref IB: Sarcob II 24498

BETWEEN THE UNDERSIGNED

1)             BIOPHYTIS, public limited company with a capital of €1, 237,900.20, registered in the Trade and Companies Register of Paris under the number B 492 002 225, having its head office at 14 avenue de Opera 75001 Paris, represented by its CEO, Mr Stanislas VEILLET, duly authorised for this purpose, hereinafter referred to as the “COMPANY”,

And

2)             UNIVERSITE PIERRE ET MARIE CURIE (Paris 6), a public scientific, cultural and professional institution, SIRET No.: 19751722000012 — APE code: 8542Z, located at 4 Jussieu - 75252 PARIS cedex 05, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “UPMC”,

UPMC and COMPANY are hereinafter jointly referred to as the “PARTIES” and individually as the “PARTY” or “Co-owner”.

IT IS RECALLED THAT:

Considering the partnership agreement between UPMC and Inserm in force at the time of the said invention;

Considering the beneficiary contract no. ANR-10-SATT-04-0I signed between the Agence Nationale de la Recherche, Université Pierre et Marie Curie, Université technologie de Compiègne, Université Panthéon Assas, Institut Européen d’Administration des Affaires and the Centre National de la Recherche Scientifique (National Center for Scientific Research), in the presence of the Caisse des Dépôts et Consignation (Bank for Official Deposits) on 17 January 2012;

Considering the Articles of Association of SATT LUTECH signed on 31 January 2012;

Considering the framework agreement between UPMC and SATT LUTECH and any amendment or additional document relating thereto.

In the context of the research undertaken in collaboration with the UPMC research team on the Biogenesis of peptidic signals entitled BIOS1PE (ER 3), at the Centre de recherche des Cordeliers (INSERM U872) hereinafter referred to as the “LABORATORIES” and COMPANY, Stanislas VEILLET, Anne-Sophie, FOUCAULT, René LAFONT, Waly DIOH, Karine CLEMENT and Salwa R1ZKALLA have developed an invention relating to phytoecdysones for their use in stabilizing weight after a slimming diet.

This invention being susceptible to protection under industrial property, a French priority patent application No. FR 1160280 entitled “phytoecdysones for their use in stabilizing weight after a slimming diet” was filed on 10 November 2011 on behalf of UPMC and Biophytis.

In accordance with the agreements in force between UPMC, Inserm and APHP, only UPMC co-owns the PATENTS, it being specified that Inserm and AP-HP will receive a portion of the OPERATING INCOME from the share received by UPMC. Inserm, APHP and UPMC are hereinafter together referred to as the “ESTABLISHMENTS”.

By virtue of this Contract, the PARTIES wish to formalise the co-ownership on the above-mentioned patent application and determine the rights and obligations of each PARTY.

The COMPANY has informed UPMC of its wish to benefit from the exclusivity of the exploitation of the PATENTS. Thus, the PARTIES have agreed to define the terms of such exclusive exploitation by separate agreement.

THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

AGENT, means RE-ESTABLISHMENT of co-owner appointed by the other ESTABLISHMENTS, to (i) represent them for managing PATENTS and their appraisal, according to their agreements, (ii) to collect OPERATING INCOME on their behalf and (iii) to distribute the OPERATING INCOME between them in compliance with legal provisions and this agreement.

APPRAISER. refers to the co-owner chosen and who has accepted to identify and contact potential partners to develop LICENSES for the operation of PATENTS, as well as to take all measures required for such operation for the territory(-ies) that it has listed.

CO-CONTRACTING THIRD PARTY means any identified third party interested in the exploitation of the PATENTS under a LICENSE. The COMPANY and its affiliates are excluded from this definition.

CONFIDENTIAL INFORMATION, means any confidential information belonging to PARTIES or one of the PARTIES, notably relating to the invention protected by PATENTS or actions, steps, on-going negotiations with a CO-CONTRACTING THIRD PARTY or in order to establish a LICENSE whether it is written, graphic , oral or any other form.

CONTRACT FOR USE, means a contract for use signed on 1 January 2016 between COMPANY and SATT LUTECH and UPMC.

COSTS OF INDUSTRIAL PROPERTY, means exclusive direct costs incurred for the preparation, filing, extension, issuance and continuance in force and defence operations before a patents office (opposition, interference..) for PATENTS.

The COSTS OF INDUSTRIAL PROPERTY do not include any costs incurred towards initiation of counterfeit proceedings by one (the) PARTY(-ies) to defend the PATENTS/declaration of disability and/or actions taken pursuant to the  provisions of Article 8 of this Contract.

DATE OF SIGNATURE means the last date of signature of this Agreement by all the PARTIES.

EFFECTIVE DATE, refers to the date of filing the priority application of the initial patents of this agreement or on 10 November 2011.

ESTABLISHMENT(S), means UPMC, ITNSERM and AP-HP, individually or together.

FIRM, refers to the firm of Industrial Property advice, which has received responsibility for establishing all documents for the preparation, filing, extension, issuance, defence before the Patents Offices and the continuance in force of PATENTS, its foreign correspondents, and eventually the service company in  charge of annuity payment for the PATENTS.

INVENTORS, means René Lafont (UPMC), Stanislas Veillet (COMPANY), Anne-Sophie, FOUCAULT (COMPANY), Waly DIOH (COMPANY). Karine CLEMENT (PU-PH UPMC and AP-HP) and Salwa RIZKALLA (INSERM) as specified in the invention declaration.

LICENSE, means any agreement as notably without this list being exhaustive, term sheet, letter of intent, protocol, license agreement, licensing agreement with right to sub-license, option contract on LICENSE, joint transfer agreement by all PARTIES, having as object all or part of the PATENTS, negotiated by the APPRAISER with a CO-CONTRACTING THIRD PARTY within the  framework of the tasks assigned hereunder, irrespective of whether this contract is in the negotiation stage or signed The licenses granted by COMPANY to third parties within the framework of the CONTRACT FOR USE are not LICENSES under this co-ownership rule.

MANAGER OF PATENTS, refers to the PARTY chosen and which has accepted the mandate to manage all operations related to the preparation, filing, extension, issue, maintenance and defence before a patent office (opposition, interference..) of PATENTS for the(s) territory(-ies) that have been designated by the Co-owners.

OPERATING INCOME means the amounts of any nature collected under the LICENSES, including, not exhaustively, optional income, income from license, sublicense income,  instalment payments, the lump sum amounts, fees, any capital gains received by the APPRAISER on transfer of eventual securities acquired by the said APPRAISER for share in the capital of young companies and any similar income.

The OPERATING INCOME does not include income from collaborative research contracts  having as object PATENTS that will be paid directly to the PARTY (S) participating in such collaboration.

PATENTS collectively means:

•                  The French patent application No. 1160280 filed on behalf of COMPANY and UPMC, on 10 November 2011, entitled “phytoecdysones for their use in stabilising weight after a slimming diet”, as well as the right of priority attached to it;

•                  The PCT patent application filed on behalf of COMPANY and UPMC on 12 November 2012 under the number PCT/FR2012/052600,

•                  as well as all patent applications and patents and corresponding certificates for additional protection in foreign countries, all reissues, re-examinations, extensions pertaining thereto, all divisions, continuations in whole or in part related to it, as well as the re-issuance, divisional applications, renewals, claiming in whole or in part priority on the French patent application no. 1160280 given above.

SHARE,  refers to the sharing of ownership of the PATENTS of each PARTY, as defined in article 1.1 below.

Words in singular can be understood in plural and vice versa.

Article I - OBJECT AND SCOPE OF THE CONTRACT

1.1     The PARTIES co-own PATENTS as follows:

•                         fifty percent (50%) for COMPANY,

•                         fifty percent (50%) for UPMC.

1.2                  Thus, the PARTIES wish to formalise the rules applicable to the co-ownership of the PATENTS, the rights and obligations resulting therefrom, and the distribution forms of the OPERATING INCOME.

It is specified that each PARTY will personally handle the remuneration of its own INVENTORS and that as regards those inventors linked to UPMC or any other ESTABLISHMENT, these ESTABLISHMENTS will make it their own business.

It is specified that in the event of contradiction between this Agreement and the CONTRACT FOR USE signed with COMPANY the provisions of the CONTRACT FOR USE shall prevail over those of this Agreement, as set out in Article 12.

Article 2-          TERM

This Agreement shall take effect retroactive to the EFFECTIVE DATE, and will remain in force, unless terminated earlier, until expiry or abandoning of the last of the PATENTS.

Article 3 -                         FILING, EXTENSION, ISSUANCE AND CONTINUANCE IN FORCE OF PATENTS

3.1                  The PARTIES agree by mutual agreement that COMPANY will be the APPRAISER, as specified in Article 4.3.1. In this respect, COMPANY will then be the MANAGER OF PATENTS.

3.2                  Should the MANAGER OF PATENTS wish to abandon the role of MANAGER OF PATENTS, it must notify the other PARTY at least sixty (60) days prior to the next deadline for the proceedings of Industrial Property so that one of the other PARTIES can take over this responsibility, if it so wishes. If no other PARTY agrees to resume this role, the PARTIES will appoint a third party as PATENT MANAGER and will work to find an amicable solution as soon as possible. In this case, the COSTS OF INDUSTRIAL PROPERTY will  be borne by the PARTIES in proportion to their respective SHARE, unless otherwise agreed by the PARTIES.

3.3                  The MANAGER OF PATENTS undertakes to consult in writing the other PARTY before taking any legal action in relation to the procedures or on the choice of procedures relating to any one of the PATENTS. The other PARTY must be given a copy of any document relating to the said procedures sufficiently in advance to allow them to submit their comments before maturity.

Subject to the correct  application of the provisions of the preceding paragraph, the absence of a written response within thirty (30) days or such shorter period if it was imposed due to a maturity of proceedings before an office following receipt of these documents by the other PARTY will be presumed as acceptance of the MANAGER OF PATENTS’ proposal.

In addition, the MANAGER OF PATENTS commits not to undertake exceptional industrial property costs before a Patents office for any one of the PATENTS for procedures of interference or opposition, reviews or reissues, without the prior written consent of(s) (the) other(s) PARTY(-ies), which must communicate its(their) respective position(s) within thirty (30) days of its (their) interrogation. In the absence of a reply within the above-mentioned period, its (their) agreement shall be presumed acquired. Notwithstanding the above, if one of the PARTIES does not wish to incur exceptional industrial property costs, this does not remove the possibility for the other PARTY to be able to act alone in its name and at its own expense.

Unless the PARTIES otherwise agree between them, to the EFFECTIVE DATE hereof in the countries where the PARTIES have in common procedures for the PATENTS, the INDUSTRIAL PROPERTY COSTS are set out by the PATENT MANAGER, except in the event of LICENSE providing that these costs be borne by the CO-CONTRACTING THIRD PARTY.

During the term of the CONTRACT FOR USE the COSTS OF INDUSTRIAL PROPERTY are supported under the conditions set out in the CONTRACT FOR USE.

Non-payment of all or part of the COSTS OF INDUSTRIAL PROPERTY by the MANAGER OF PATENTS will be construed as a waiver by the MANAGER OF PATENTS or the PARTY  that it represents of its SHARE in the(s) PATENT (S) concerned by the said COSTS and consequently, shall be considered as free transfer of the SHARE of the said PATENTS of the MANAGER OF PATENTS in the countries concerned in favour of the other PARTY. Consequently, the MANAGER OF PATENTS shall undertake to grant without delay any power, any document and any signature for the completion of this assignment and it can no longer receive, from the time of receipt of the notification by the other PARTY, any remuneration for the direct and/or indirect use of PATENTS for this(these) given country(-ies)  and will no longer have any industrial or commercial operating right on these PATENTS.

3.4      If one of the PARTIES:

•                            decides to abandon all or part of the PATENTS, or

•                            does not wish to participate in the extension or continuation of the procedure in a particular country, or

•                             does not wish to bear any additional industrial property costs.

it shall notify the other PARTY in writing within thirty days (30) days before the next due date for the Industrial Property proceedings, and will abandon its share in the said PATENT(S). Notwithstanding the foregoing, it is understood between the PARTIES that in the event of abandoning by UPMC, pursuant to the agreements in force between the ESTABLISHMENTS, INSERM and APHP (i.e. to the order of  twelve point five per cent (12.5%) and five percent (5%) respectively of UPMC’s co-ownership share will benefit, by priority over the other PARTY, a pre-emptive right on UPMC’s co-ownership share (according to a distribution agreed upon in the agreement in force between the ESTABLISHMENTS). The transferee will be subrogated in all the transferor’s rights and obligations, except to the right to be APPRAISER/MANAGER OF PATENTS if the transferring PARTY was APPRAISER /MANAGER OF PATENTS on behalf of the PARTIES.

The abandonment of these rights will take effect from the receipt of the notification of abandonment by the receiving PARTY.

The PARTY that is giving up its share undertakes to provide the other PARTY with all signatures and documents necessary for the proceedings of any one of the PATENTS that it wishes to give up.

In addition, the PARTIES undertakes to ensure that the members of their staff cited as INVENTORS provide the necessary signatures and perform all tasks for which they are responsible as inventor and necessary for the filing, extension, issue, and maintenance of PATENTS.

3.5                  If, pursuant to article 3.4, one of the PARTIES decides to abandon its rights to the PATENTS in one or more countries given, the COSTS OF INDUSTRIAL PROPERTY paid for these countries by that PARTY prior to its decision to abandon cannot under any circumstances be reimbursed. Unless the PARTIES have together stated otherwise, the said PARTY will no longer receive, from the time of receipt of the notification by the other PARTY, any OPERATING INCOME on the said PATENTS for these countries given. Subject to compliance with the rules governing the sharing of COSTS OF INDUSTRIAL PROPERTY mentioned below, the decision to abandon does not absolve the PARTY giving up its share from settling its share in the COSTS OF INDUSTRIAL PROPERTY incurred for these countries until its notification of abandonment.

In the event of a decision of abandonment by the MANAGER OF PATENTS, it does not exempt the MANAGER OF PATENTS from advancing the COSTS OF INDUSTRIAL PROPERTY, under the conditions set out in Article 3.3, incurred for these countries until its notification of abandonment.

Subject to compliance with the stipulations of the paragraph given above, in any country wherein one of the PARTIES decides to pursue only the procedures of filing, extension, issuance and maintenance of the PATENTS, the corresponding COSTS OF INDUSTRIAL PROPERTY will be solely borne by the said PARTY.

3.6                  By this agreement.  UPMC informs the COMPANY that all or part of the  rights and obligations mentioned herewith, particularly monitoring the management of procedures by the MANAGER OF PATENTS in the name and on behalf of UPMC can be entrusted, for its SHARE, to the société accélératrice du transfert de technologies - SATT-referred to as SATT LUTECH in accordance with all or part of the agreements signed with SATT as well as those mentioned in the preamble and in particular under the conditions of negotiation and administration mandates.

Article 4 -        OPERATION AND USE OF PATENTS

UPMC may entrust the negotiation and administration of LICENSES to the société accélératrice du transfert de technologies - SATT-referred to as SATT LUTECH within the framework and under the  conditions provided for in the negotiation and administration mandates to SATT and pursuant to all or part of the agreements signed between SATT and UPMC, as well as those mentioned in the preamble.

Similarly UPMC had given mandate to SATT LUTECH to negotiate the CONTRACT FOR USE.

4.1          Use for research purpose:

The PARTIES are free to use the invention subject of the PATENTS for research purposes only, excluding any commercial use, only, in collaboration with SATT within the framework of projects of maturation or in collaboration with third parties, subject to the case of collaboration with third parties, to inform the other PARTY previously, to comply with the confidentiality obligations set out in Article 7 below,  and without contravening the rights and operating conditions granted to COMPANY in the CONTRACT FOR USE. The terms and conditions of use of the invention subject of PATENTS for research purposes by Establishments are, during its term, those set out in the CONTRACT FOR USE.

4.2.         Operation and direct or indirect use, by COMPANY:

COMPANY expressed its desire to be able to benefit from exclusive rights to exploitation of PATENTS in an area that is identified in the CONTRACT FOR USE, which UPMC accepts

4.3.         Operation and indirect use by a CO-CONTRACTING THIRD PARTY:

4.3.1   Designation of the APPRAISER

The PARTIES agree that each PARTY may be designated as an APPRAISER by mutual agreement between the PARTIES and, if applicable, on a case-by-case basis.

The PARTIES agree by mutual agreement that COMPANY will be the APPRAISER for the duration of the CONTRACT FOR USE.

If the APPRAISER no longer wishes to take on the role of APPRAISER, for whatever reason, it shall promptly notify the other PARTY so that it can take on this responsibility, if it so wishes. In the event where no PARTY wishes to take over this role of the APPRAISER, the PARTIES may appoint a third party for this purpose who will strive to reach an amicable solution.

4.3.2      Tasks of the APPRAISER

4.3.2.1                           The APPRAISER will be the MANAGER OF PATENTS, unless otherwise agreed by the Parties in a written agreement.

4.3.2.2                           Unless the PARTIES together agree otherwise, by written agreement, they give, hereby, mandate to the APPRAISER to negotiate and sign in the best interests of the PARTIES, secret agreements having as object PATENTS and expertise associated with third parties, in particular, industrial as part of an appraisal plan.

4.3.2.3                         In addition, only the APPRAISER may negotiate and draft LICENSES, unless otherwise agreed between the PARTIES, the draft LICENSE is communicated by the APPRAISER to the other PARTY for approval and prior to signing within thirty (30) days before the scheduled signing date. This agreement may be refused only if one or other of the PARTIES may reasonably demonstrate in writing, within thirty (30) communication’s days, that such LICENSE contradicts its articles of association, activities and/or tasks.

Each PARTY may send to the APPRAISER, within the aforesaid period of thirty (30) days, any comments, remark or proposed amendment to the draft LICENSE, the APPRAISER undertakes to communicate to the CO-CONTRACTING THIRD PARTY so that the said comments are incorporated into the final LICENSE, however, to the extent that such comments, remarks, or proposals of modification will be sent to the APPRAISER (i) motivated, (ii) within the deadline granted, and (iii) will be based on substantial elements of the draft LICENSE. It is understood that the insertion of the said comments in the final version of the LICENSE in charge of the APPRAISER,  who negotiates in the best interests of the PARTIES, constitutes only an obligation of means.

For the purposes of this Article, the PARTIES agree to consider as substantial any element of the LICENSE, particularly relating to the scope of rights granted by the PARTIES to the CO-CONTRACTING THIRD PARTIES, for the enhancements, responsibilities and guarantees mentioned in the draft LICENSE, but excluding any information of pure form without any impact on the merits thereof.

The other PARTY’s silence on expiry of the thirty (30) day period mentioned above will be deemed as tacit acceptance of the terms of the draft LICENSE.

The PARTIES will sign the said LICENSE except in the event of specific mandate given to the APPRAISER. Each PARTY having signed the LICENSE will receive an original; the PARTIES represented by the APPRAISER for signing the LICENSE, will receive a copy.

4.3.2.4                         Subject to prior notification sent to the APPRAISER, each PARTY may propose potential CO-CONTRACTING THIRD PARTIES to the APPRAISER for the exploitation of PATENTS. The APPRAISER can oppose the application of a CO-CONTRACTING THIRD PARTY only if the APPRAISER can reasonably demonstrate in writing, within thirty (30) days with effect from the notification, that the said application is in serious contradiction to its articles of association, activities and/or tasks or that negotiations with another CO-CONTRACTING THIRD PARTY have already been initiated by the APPRAISER.

4.3.2.5                         Unless the PARTIES together agreed otherwise, , in writing, all LICENSES shall establish that all CO-CONTRACTING THIRD PARTIES will directly pay to the APPRAISER the OPERATING INCOMES, it is up to the latter to distribute such OPERATING INCOME  after deduction of COSTS OF INDUSTRIAL PROPERTY, if applicable, and in the conditions and within the limits of Article 3.3, between the PARTIES according to their SHARE.

However, for each LICENSE with a CO-CONTRACTING THIRD PARTY, the PARTIES may, by means of an amendment hereto, determine in good faith the breakdown of the OPERATING INCOME, taking into account, in addition to the SHARES of each PARTY, economy of the LICENSE signed by the appraisal efforts, as well as investments made.

With regard to sums due to ESTABLISHMENTS, in regards to the LICENSES, the APPRAISER, if it is not the AGENT, shall pay these sums to the AGENT designated by the latter who will distribute these amounts as set out in Article 4.3.3 below.

With regard to the  sums due to the ESTABLISHMENTS under the CONTRACT FOR USE the SATT LUTECH will pay them to UPMC. If applicable, UPMC will act as AGENT in this regard and shall repay these funds as set out in Article 4.3.3 below for the OPERATING INCOME.

4.3.3                  Distribution of OPERATING INCOME between the ESTABLISHMENTS, in the event of multiple public co-owners.

The ESTABLISHMENTS will appoint between them an AGENT. For the purposes of this Agreement, the AGENT is UPMC.

The AGENT shall receive the sums due to the ESTABLISHMENTS in respect of OPERATING INCOME, paid by the APPRAISER when it is separate from the AGENT, and will distribute them as follows:

•             Profit-sharing of agents of the ESTABLISHMENTS cited as inventors in the PATENTS, in accordance with Article R 611-14-1 of the French Intellectual Property Code or any other provision replacing or modifying it,

•             ten percent (10%) for the AGENT as appraisal charges, breakdown of the balance between the ESTABLISHMENTS in proportion to their SHARE or based on the agreements which bind them to the AGENT.

Each ESTABLISHMENT of tutelage  of a  LABORATORY shall be responsible for the remuneration of the LABORATORY concerned unless otherwise agreed between the ESTABLISHMENTS.

However, in the event where UPMC has entrusted the negotiation and/or administration of LICENSES to the société accélératrice du transfert de technologies -SATT- referred to as SATT LUTECH, within the framework and under the conditions provided for in the negotiation and administration mandates of SATT and in accordance with all or part of the agreements signed between SATT and UPMC, as well as those mentioned in the preamble, the distribution of OPERATING INCOME is that provided particularly in the said negotiation and administration mandate. In case of contradictions between the stipulations herein and the stipulations of these mandate agreements, the stipulations of these mandate agreements shall prevail.

4.3.4                      In the event of negotiation of a LICENSE exclusively with a CO-CONTRACTING THIRD PARTY, the APPRAISER undertakes to put in its best efforts so that the CO-CONTRACTING THIRD PARTY bears all or part of the COSTS OF INDUSTRIAL PROPERTY, it being understood that this obligation of the APPRAISER is only of means.

Article 5 -         ACCOUNTING

5.1                    THE APPRAISER, and the AGENT, if it is not APPRAISER Communicate each year, a statement of operating incomes received in accordance with articles 4.2 and 4.3 hereof. In view of this state, each PARTY establishes, if required, an invoice indicating the amounts owed by the APPRAISER or the AGENT as the case may be.

5.2                    The sums due must be paid in euros, to the individual and at the banking address indicated on the invoice, by bank transfer, within forty-five (45) days of issue of an invoice.

5.3                    The sums due will be increased by the legal fees in force on the maturity date, in particular VAT, if applicable.

Article 6 -                               TRANSFER OF SHARE OF PATENTS

6.1                     At any time, and in the conditions defined below, each PARTY may transfer its share of co-ownership in the PATENTS, subject to complying with the legal obligations applicable to public bodies.

In this case, the PARTY that wishes to sell its share of co-ownership to a third party, will firstly notify its intention by registered letter with acknowledgement of receipt to the other PARTY, specifying in particularly the name of the third party purchaser and the financial conditions of transfer, this information will be treated as CONFIDENTIAL INFORMATION.

The other PARTY, has a pre-emptive right for a period of [****] from  receipt of the said notification by registered letter with acknowledgement under financial conditions at least equal to those granted to third parties. During this period, the other PARTY shall inform the transferring party of its decision by registered letter with acknowledgement of receipt.

If the other PARTY does not wish to acquire the portion transferred, it shall so inform the transferring  PARTY as soon as possible.

In the event that UPMC wishes to sell its SHARE of co-ownership in the PATENTS, Inserm and AP-HP will benefit from a pre-emptive right, by virtue of the agreements in force between the ESTABLISHMENTS, Inserm and AP-HP (i.e. to the order of twelve point five per cent (12.5%) and five percent (5%) respectively) on UPMC’s share in accordance with the procedures described above, by priority over COMPANY. At the  end of the period of first refusal vested with Inserm and AP-HP or from the time of their decision not to pre-empt, , COMPANY will then still have a [****] period to communicate its decision.

On expiry of the pre-emptive period mentioned above, if the other PARTY has not communicated its wish to exercise its pre-emptive right, the transferor will automatically benefit from the right to authorise the transfer.

The other PARTY can refuse the purchaser only if it can reasonably demonstrate in writing, in this same [****] period from the notification of the intention, that a transfer with such transferee would be contradictory to its articles of association, activities and/or tasks.

The terms and conditions of sale of any of the PATENTS to a third party may not under any circumstances be more favourable than those proposed to the other PARTY.

In the transfer deed, the transferor will then inform to the transferee, who accepts without modification, the rights and obligations that are in this Agreement as well as all the contracts relating to the PATENTS as per the conditions and reservations of the agreements. The transferee will be subrogated in all the rights and obligations of the transferor, except for the right to be the  APPRAISER/MANAGER OF PATENTS if the transferring PARTY were the APPRAISER/MANAGER OF PATENTS on behalf of the PARTIES. A copy of the transfer deed is sent to the other PARTY.

The transferring PARTY undertakes to provide to the other PARTY and/or to the third party purchaser all signatures and documents necessary for the industrial property proceedings relating to PATENTS.

In addition, the transferring PARTY undertakes to ensure that its staff members cited as inventors provide the necessary signatures and any information necessary for any proceedings related to PATENTS before the Patents Office particularly for the filing and maintenance of the PATENTS.

Article 7-           CONFIDENTIALITY

7.1                    The PARTIES agree to respect and to maintain as strictly confidential all CONFIDENTIAL INFORMATION received from the other PARTY.

7.2                    The PARTIES undertake to have their staff and any person attached to their service in any capacity whatsoever observe the same commitment, and to make sure that they respect this confidentiality commitment as regards the CONFIDENTIAL INFORMATION.

7.3                    The PARTIES agree not to submit application patent application or to claim any other intellectual property title including all or part of the CONFIDENTIAL INFORMATION received from the other PARTY, unless specifically agreed in writing with the latter PARTY.

7.4                    The confidentiality obligations binding the PARTIES under this Agreement do not apply to the use or disclosure of CONFIDENTIAL INFORMATION for which the recipient PARTY can demonstrate:

a)                   that they have been disclosed after obtaining prior written authorisation from the owner PARTY, or that the disclosure was made by the owner PARTY

b)                   That they belonged to the public domain at the time of their disclosure or that they had been published or made available to the public, in any manner whatsoever, without action or error on the part of the receiving PARTY,

c)                   that they have been received by the recipient PARTY from a third party legally and without any breach of this Agreement,

d)                  that at the date of its communication by the owner PARTY that provided it, the recipient PARTY was already in possession of this information,

e)                   that its disclosure was imposed by applying an essential legal or regulatory provision or by application of a final court decision or an arbitration ruling.

The aforementioned exceptions are not cumulative.

7.5                      The PARTIES agree by this Agreement that any disclosure to third parties of any CONFIDENTIAL INFORMATION, particularly disclosure to a CO-CONTRACTING THIRD PARTY, given that, in this case, SATT LUTECH will not be considered as a third party, will be preceded by the signing of a secret agreement whose terms and conditions will be at least similar to those in this Article.

7.6                      This Article shall remain in force for five (5) years after the expiry or earlier termination of this Agreement without prejudice to the most stringent contractual provisions particularly provided in a LICENSE or CONTRACT FOR USE  .

Article 8 —                                    INFRINGEMENT - APPRAISAL OF PATENTS

8.1                     In case of infringement proceedings undertaken by a third party against the PATENTS, declarations of invalidity, or infringement of PATENTS by a third party, the PARTIES cooperate to determine by mutual agreement the strategy to adopt and will provide each other with all elements in their possession in order to assess the nature and magnitude of the grievances filed or acts of infringement.

8.2                     In the event that a consensus cannot be obtained, each of the PARTIES may carry out the actions that it deems appropriate at its own expense, on the understanding that, in this case, the indemnities resulting from said actions granted by the deliberating jurisdiction will fully and irrevocably remain with the acting PARTY.

8.3                     The PARTY that has not taken any action  undertakes to provide all documents, powers or information required by the PARTY initiating proceedings for the above-mentioned actions.

8.4                     In the event of an action brought by a third party, each PARTY shall bear the costs of its own defence. Each of the PARTIES will be personally liable for the sanctions pronounced against them by the courts, notwithstanding any solidarity that may be pronounced against them.

8.5                     Each PARTY waives the right to sue the other PARTY regarding the consequences on the validity of the PATENTS as a result of an action or defence by the latter.

8.6                     In the event of use of the PATENT, the provisions of the LICENSE or the CONTRACT FOR USE  relating to the infringement, shall apply as of right and will prevail over any other provision.

8.7                     Points 8.3, 8.4 8.5 and 8.6 of this Agreement shall remain in force notwithstanding the expiry or termination of this Agreement.

Article 9 -               TERMINATION

This Agreement is terminated as of right in the event that one of the PARTIES becomes the sole owner of all the PATENTS.

Article 10 -            TRANSFER OF AGREEMENT

This Agreement is personal, non-assignable and non-transferable subject to the provisions of Article 6 of this Agreement.

Article 11 -            WAIVER

The fact that one of the PARTIES does not invoke a breach by the other PARTY of any one of the obligations set forth in this Agreement shall not be construed in the future as constituting waiver by the initial PARTY of the obligation in question.     ,

Article 12 —                                INTERPRETATION AND PREPONDERANCE OF THE CONTRACT FOR USE SIGNED WITH COMPANY

In case of difficulty bearing on the interpretation or in case of contradictions of the terms of this agreement in accordance with the provisions of the CONTRACT FOR USE signed with COMPANY, the provisions of this CONTRACT FOR USE shall prevail and shall be applicable automatically.

Article 13 -            APPLICABLE LAW - DISPUTES

13.1                      This Agreement is governed by French laws and regulations.

13.2                      In the event of any differences in the interpretation or fulfilment of this Agreement, the Parties shall undertake to resolve their differences amicably.

13.3                    In the event of continued disagreement, exceeding three (3) months, from the first notification concerning the dispute by one of the PARTIES to another, the dispute shall be submitted to the competent French courts.

13.4                    Notwithstanding the termination or expiry of this Agreement, this Article shall remain in effect.

Article 14 -            ENTIRE AGREEMENT

This Agreement sets out all the obligations of the PARTIES relating to the co-ownership of PATENTS and can only be modified by a written agreement between the PARTIES signed by the representatives of the PARTIES duly authorised for this purpose. No general or specific condition contained in the documents sent or delivered by the PARTIES may be incorporated into this Agreement.

Article 15 -            INVALIDITY OF A CLAUSE

If one or more stipulations of this Agreement are held to be invalid or declared as such by application of a law, a rule* and in particular, the European Union law — or following a final ruling of a competent court, the other stipulations shall retain their full force and scope and the PARTIES will immediately make the required changes in accordance with, to the fullest extent possible, the agreement of intent existing at the time of signing this Agreement.

Article 16-             TITLES

In the event of difficulties in interpretation of any one of the titles figuring at the head of the clauses and any one of the clauses, the titles will be declared non-existent.

Article 17 —         REGISTRATION IN THE NATIONAL PATENTS REGISTER

17.1                         The MANAGER OF PATENTS can enter this Agreement in the National Patents Register, held by the National Institute of Industrial Property, and in the national patents register held by the national offices of Industrial Property concerned by the PATENTS.

17.2                         The costs of registrations provided for in Article 16.1 are considered as COSTS OF INDUSTRIAL PROPERTY

Article 18 -            NOTIFICATIONS

Any notification required under this Agreement shall be issued by registered letter with acknowledgement of receipt, to the PARTY concerned at the following address

For the COMPANY:

Institut Biophytis

14 avenue de Opcra 75001 Paris

For UPMC:

Université Pierre et Marie Curie DGRTT

RéfXIOlOO

4 Place Jussieu 75252 Paris Cedex 05

Article 19                                            - MISCELLANEOUS

In addition, the PARTIES undertake, in the event of final abandonment by all the PARTIES of all PATENTS to meet their legal and regulatory obligations vis-à-vis their INVENTORS (in particular, the INVENTORS must be offered beforehand to take back the concerned PATENTS) in their name and at their own cost) under the conditions to be defined.

The provisions of this Article shall remain in force notwithstanding earlier termination of this Agreement, in accordance with Article 9.

Executed in two (2) originals drafted in French, one (1) for each one of the PARTIES.

Signed in Paris, on

/s/ Jean Chambaz
Mr Jean CHAMBAZ Chairman of UPMC	21 MARCH 2016

/s/ Stanislas Veillet
Mr Stanislas Veillet For the COMPANY	29/03/2016